Exhibit Number 10.16
ASSIGNMENT OF LEASES

ASSIGNMENT OF LEASES
AND RENTS


60-0710-032-1501-1

Parcel Identification Number (PIN)                 Recording Area


THIS ASSIGNMENT OF LEASES AND RENTS ("Assignment") is given by DECADE COMPANIES INCOME PROPERTIES, A LIMITED PARTNERSHIP, which has a post office address of 250 Patrick Boulevard, Brookfield, Wisconsin 53045 ("Borrower"), to ASSOCIATED BANK MILWAUKEE, which has an office at 401 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 ("Lender").


RECITALS

A. Borrower has executed and delivered to Lender a Mortgage Note dated the date of this Assignment which is made payable to the order of Lender in the stated principal amount of $9,150,000 and which bears interest until paid (the "Note").

B. Borrower owns the real property described on the attached Exhibit A (the "Premises").

C. Borrower has executed and delivered to Lender a Mortgage, Security Agreement and Fixture Financing Statement (the "Mortgage") dated as of the date of this Assignment which secures the obligations, as defined below.

AGREEMENTS

NOW, THEREFORE, in consideration for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which Borrower acknowledges, for the purpose of securing the following (collectively, the "Obligations"):

A. Payment of the indebtedness evidenced by the Note, including any extensions, modifications or renewals of the Note;

B. Payment of all other sums, together with interest, as they become due and payable to Lender under the "Loan Documents" which, for purposes of this Assignment, include this Assignment, the Note, the Mortgage and all other documents which, at any time, secure or provide evidence for Borrower's obligations under the Note or the Mortgage;

C. Performance and discharge of each and every obligation, covenant and agreement of Borrower described in the Loan Documents; and

D. All costs and expenses to collect and enforce any and all of such obligations, covenants and agreements, including reasonable attorneys' fees and expenses;

Borrower grants, transfers and assigns to Lender all of Borrower's right, title and interest in and to any and all of the following: (1) all leases now or hereafter entered into, whether oral or written, which demise any portion of the Premises, together with any and all extensions and renewals of such Leases (collectively, the "Leases"); (2) all guarantees of the tenants' obligations under the Leases; (3) the immediate and continuing right to collect and receive all rents, income, payments and profits arising out of all or any part of the Leases and the Premises (the "Rents"); (4) the right to all proceeds payable to Borrower pursuant to any purchase options on the part of tenants under the Leases; and (5) all payments derived from any of the foregoing including, but not limited to, claims for and proceeds from (a) the recovery of damages done to the Premises or for the abatement of any nuisance existing on the Premises, (b) damages resulting from any default under the Leases, whether resulting from acts of insolvency or acts of bankruptcy or otherwise, (c) lump sum payments for the cancellation of any of the Leases or the waiver of any obligation or term of any of the Leases prior to any expiration date and (d) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded.

1. Performance of Leases. Borrower shall faithfully abide by, perform and discharge each and every material obligation, covenant and agreement of the landlord under the Leases and shall use reasonable efforts to enforce or secure the performance of each and every obligation, covenant, condition and agreement of the tenants under the Leases (the "Tenants") . Without the prior written consent of Lender, Borrower shall not (a) modify, extend, renew, or in any way alter the terms of the Leases except in the ordinary course of business, (b) borrow against, pledge, or assign any rentals due under the Leases, (c)consent to a subordination or assignment of the interest of the Tenants under the Leases to any party other than Lender, (d) anticipate the Rents for more than one month in advance, (e) waive, excuse, condone or in any manner release or discharge the Tenants of or from their obligations, covenants and agreements to be performed under the Lease except in the ordinary course of business, (f) enter into any additional Leases of all or any part of the Premises except in the ordinary course of business, or (g) terminate or accept a surrender of any Lease except in the ordinary course of business. As used in this section the phrase "in the ordinary course of business" means conduct which is commercially reasonable, in accordance with customary leasing practices in the community in which the Premises are located, and intended to enhance the value of the Premises.

2. Protect Security. At Borrower's sole cost and expense, Borrower shall appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations, duties or liabilities of the landlord under the Leases, and, provided a reasonable assignee of leases and rents would appear in the action or proceeding, shall pay all costs and expenses of Lender, including reasonable attorneys, fees, in any such action or proceeding in which Lender decides to appear.

3. Representations. Borrower represents and warrants that (a) it is now the absolute owner of the lessor's rights under the Leases, with full right and title to assign the Leases and the Rents; (b) the Leases are valid, are in full force and effect; (c) there are no outstanding assignments or pledges of the Leases or the Rents by Borrower; (d) to Borrower's knowledge, there are no existing defaults in the payment of rents under the provisions of the Leases on the part of any party to the Leases, except as set forth in the certification of rent roll delivered contemporaneously with this Assignment;
(e) none of the Rents have been waived, anticipated, discounted, compromised or released, except in the ordinary course of business; and (f) to Borrower's knowledge, none of the Tenants has any defenses, setoffs or counterclaims against Borrower.

4. Present Assignment. This Assignment shall constitute a perfect, absolute and present assignment, provided Borrower shall have the right to collect, but not prior to accrual, all of the Rents and to retain, use and enjoy the Rents unless and until the occurrence of an event of a default under any of the Loan Documents.

5. Remedies. At any time after an event of default under any of the Loan Documents, Lender may (a) declare all of the Obligations immediately due and payable; (b) revoke the privilege granted to Borrower under this Assignment to collect the Rents; and (c) at its option, without notice, either in person or by agent or a receiver to be appointed by a court, with or without taking possession of or entering the Premises or bringing any action or proceeding,
(1) collect all of the Rents payable under the Leases; (2) enforce the payment of the Rents; (3) exercise all of the rights of the landlord under the Leases and all of the rights of Lender under this Assignment; (4) enter upon, take possession of, manage and operate all or any part of the Premises; (5) subject to the Tenants' rights, if any, cancel, enforce or modify the Leases, and fix or modify the Rents; (6) do any acts, with or without taking possession of the Premises, which Lender deems proper to protect Lender's rights under this Assignment and the security interest granted in this Assignment; and (7) apply the Rents to the costs and expenses of operation, management and collection, including reasonable attorneys' fees, to the payment of the expenses of any agent appointed by Lender, to the payment of taxes, assessments, insurance premiums and expenditures for the upkeep of the Premises, to the performance of the landlord's obligations under the Leases and to any of the Obligations, all in such order as Lender may determine. Lender's entering upon and taking possession of the Premises and the collection and application of the Rents shall not cure or waive any default or waive, modify or affect any notice of default under any of the Loan Documents or invalidate any act done pursuant to such notice or in any way operate to prevent Lender from pursuing any remedy which it now or hereafter may have under the terms or conditions of the Loan Documents. Any amounts incurred by Lender in connection with its rights under this Assignment, including costs, expenses and reasonable attorneys' fees, bear interest at the rate stated in the Note, are secured by this Assignment and constitute part of the "Obligations." Borrower shall reimburse Lender for such amounts immediately upon demand. Lender's rights under this Assignment shall in no way be dependent upon, and shall apply without regard to, whether the Premises are in danger of being lost, materially injured or damaged or whether the Premises are adequate to discharge the Obligations.

6. No Liability for Lender. Lender shall not be obligated to perform or discharge, and does not by this Assignment undertake to perform or discharge, any obligation, duty or liability under the Leases. This Assignment shall not operate to make Lender responsible or liable for (a) the control, care, management or repair of the Premises; (b) the performance of any of the terms and conditions of the Leases; (c) any waste committed on the Premises; (d) any dangerous or defective condition of the Premises; (e) any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger; or (f) for laches or failure to collect the Rents or enforce the Leases. Lender shall be required to account only for money actually received by it.

7. Borrower Holds Lender Harmless. Except to the extent arising from Lender's failure to act as a reasonable assignee of leases and rents, Borrower shall indemnify and hold Lender harmless of and from (a) any and all liability, loss or damage which it incurs under the Leases or under or by reason of this Assignment; and (b) any and all claims and demands which are asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases. The amount of all such liabilities, losses, damages, claims and demands, and the cost of defending against them, including costs, expenses and reasonable attorneys' fees, are secured by this Assignment and constitute part of the "Obligations." Borrower shall reimburse Lender for such amounts immediately upon demand.

8. Security Deposits. Upon an event of default and upon demand by Lender, Borrower agrees to transfer to Lender all security deposits held by Borrower in connection with the Leases and such deposits shall become the absolute property of Lender to be applied in accordance with the provisions of the Leases. Borrower agrees that Lender may hold such deposits without any allowance of interest. Until Lender makes such demand and the deposits are paid over to Lender, Lender assumes no responsibility to the Tenants for such deposits. After such deposits are paid over to Lender, Lender shall be responsible for the return of such deposits to the Tenants which paid such deposits in an amount not to exceed the amount of deposit received by Lender on the account of each of the Tenants.

9. Authorization to Tenants. Borrower irrevocably directs and authorizes the Tenants to pay to Lender or any receiver appointed under the Loan Documents all sums due under the Leases without any need for a judicial determination that Lender is entitled to exercise its rights under this Assignment or that an event of default has occurred under the Loan Documents. The Tenants are irrevocably authorized and directed to recognize the claims of Lender or any such receiver without investigating (a) the reason for any action taken by Lender or such receiver; (b) the validity or the amount of indebtedness owing to Lender; (c) the existence of any event of default under the Loan Documents; or (d) the manner in which Lender or such receiver shall apply any money received. Borrower acknowledges that the Tenants shall have no further liability to Borrower for the Rents actually paid to Lender or such receiver. The signature of Lender or such receiver, without further signature or authorization, shall be sufficient for the exercise of any rights under this Assignment. The receipt by Lender or such receiver for any sums received shall be a full discharge and release for such sums to any of the Tenants or occupants of the Premises. Checks for all or any part of the Rent collected under this Assignment shall, upon notice from Lender or such receiver, be payable to the exclusive order of Lender or such receiver.

10. Satisfaction. Upon the recording of a satisfaction, executed by Lender, of the Mortgage, this Assignment shall become null and void, be of no further effect and be returned to Borrower without the need for any further satisfaction or release. Upon the request of Borrower, and provided all of the Obligations are satisfied, Lender shall execute and deliver a release in recordable form.

11. Lender as Creditor of Tenants. Upon or at any time during the continuance of an event of default under the Loan Documents, Borrower agrees that Lender, and not Borrower, shall be deemed to be the creditor of the Tenants with respect to assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting such Tenants (without obligation on the part of Lender, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor's rights in such proceedings, and reserving the right to Borrower to make such filing in such event) with an option to Lender to apply any money received by Lender as such creditor to reduce the Obligations.

12. Lender as Attorney-in-Fact. Borrower irrevocably appoints Lender as its agent and attorney-in-fact, which appointment is coupled with an interest to exercise any rights or remedies under this Assignment and to execute and deliver during the term of this Assignment such instruments as Lender may deem necessary to make this Assignment and any further assignment effective.

13. Subsequent Leases. Until the obligations have been paid in full, Borrower will deliver to Lender, upon request, executed copies of any and all other and future leases upon all or any part of the Premises and will make, execute and deliver to Lender upon demand, and at any time or times, any and all assignments and other instruments reasonably required by Lender to assign the Leases and the Rents or to carry out the purposes and intents of this Assignment. From time to time and as required by the Mortgage, Borrower shall furnish Lender with a rent roll of the Premises disclosing current tenancies, rents payable and such other matters as Lender may reasonably request.

14. General Assignment of Leases and Rents. The rights contained in this Assignment are in addition to, and shall be cumulative with, the rights given and created in the Mortgage and shall in no way limit the rights created under the Mortgage. Borrower agrees to pay all costs of collection and all costs and expenses of Lender (including reasonable attorneys' fees) incurred in enforcing the rights of Lender under this Assignment, which costs are secured by this Assignment and constitute part of the "Obligations."

15. No Mortgagee in Possession. Nothing contained in this Assignment and no actions taken pursuant to this Assignment shall be construed as constituting Lender a "Mortgagee in Possession."

16. Continuing Rights. The rights and powers of Lender or any receiver under this Assignment shall continue and remain in full force and effect until all of the Obligations are paid in full, and shall continue after commencement of a foreclosure action and after foreclosure sale and until expiration of the equity of redemption if Lender is the purchaser at the foreclosure sale.

17. Successors and Assigns. Each and every covenant, agreement and provision of this Assignment shall bind Borrower and its successors and assigns, including, without limitation, each and every record owner of the Premises and any other person having an interest in the Premises, and shall inure to the benefit of Lender and its successors and assigns. As used in this Assignment, the words "successors and assigns" shall also mean the heirs, executors, representatives and administrators of any natural person who is a party to this Assignment.

18. Governing Law. This Assignment shall be governed and interpreted by the laws of the State of Wisconsin.

19. Validity Clause. This Assignment shall confer to Lender the rights and benefits described in this Assignment to the full extent allowable by law. The unenforceability or invalidity of any provisions of this Assignment shall not render any other provision or provisions unenforceable or invalid. Any provisions found to be unenforceable shall be severable from this Assignment.

20. Notices and Approvals. Any notice which either party may desire or may be required to give to any other party shall be in writing and shall be effective if delivered personally or upon its mailing by certified mail, personal delivery or upon its delivery by an overnight courier service to the respective party's address set forth above (or to such other address as such party may by notice in writing designate as its address).

21. Nonrecourse Provisions. Borrower's obligations under this Assignment are subject to certain nonrecourse provisions set forth in the Note, which provisions are incorporated in this Assignment by reference.

Dated September 30, 1998.

BORROWER:

DECADE COMPANIES INCOME PROPERTIES, A LIMITED PARTNERSHIP

By: Decade Companies, a Wisconsin General Partnership, General  Partner

    /s/ Jeffrey Keierleber
By: Jeffrey Keierleber, General Partner

By: Decade 80 Inc., a Wisconsin corporation, General Partner

    /s/ Jeffrey Keierleber
By: Jeffrey Keierleber, General Partner

ACKNOWLEDGMENT

STATE OF WISCONSIN

                    ss
COUNTY OF MILWAUKEE

This instrument was acknowledged before me September 30, 1998 by Jeffrey Keierieber, as a General Partner of Decade Companies, a Wisconsin general partnership and as President of Decade 80, Inc. as the other General Partner of Decade Companies, the sole general partner of Decade Companies Income Properties a Limited Partnership, on behalf of such limited partnership.


/s/ John Hoffman
John C. Hoffman
Notary Public, State of Wisconsin

My commission: 7-1-2001

Drafted by Douglas G. French
Mallery & Zimmerman, S.C.
Suite 900
731 North Jackson Street
Milwaukee, Wisconsin 53202
State of Wisconsin

Attachment:

Exhibit A - Legal Description

EXHIBIT A

LEGAL DESCRIPTION


PARCEL A:

Lot One (1) of Certified Survey Map No. 2982 recorded in the Dane County Register of Deeds Office in Volume 11 of Certified Survey Maps, page 399, as Document No. 1593404, in the City of Madison, Dane County, Wisconsin.

PARCEL B:

Lot Two (2) of Certified Survey Map No. 1872 recorded in the Dane County Register of Deeds office in volume 7 of Certified Survey Maps, page 312, as Document No. 1450832, in the City of Madison, Dane County, Wisconsin.

PARCEL C:

Lots Two (2) and Three (3) of Certified Survey Map No. 2982 recorded in the Dane County Register of Deeds Office in Volume 11 of Certified Survey maps, page 399, as Document No. 1593404, in the City of Madison, Dane County, Wisconsin.